EXHIBIT 10.1

FIRST AMENDMENT

FIRST AMENDMENT (this “Amendment”), dated as of March 21, 2003, among Nash-Finch Company, a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as administrative agent for the Lenders (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders, the Syndication Agents, the Documentation Agent and the Administrative Agent have entered into that certain Credit Agreement, dated as of December 19, 2000 (as amended, modified or supplemented through, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto wish to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, it is agreed:

1.             Section 8.01(b) of the Credit Agreement is hereby amended by inserting the following proviso before the period at the end thereof:

“; provided, however, that (I) solely with respect to the fiscal year of the Borrower ended December 28, 2002,  the Borrower shall not be required to deliver the certification and report described in clause (i) of this subsection (b) until June 15, 2003 at which time the Borrower shall again deliver the balance sheets, statements, schedules, analyses and other information described in clauses (i) through (iv) of this subsection (b), together with (A) a detailed reconciliation of any deviations from the balance sheets, statements, schedules, analyses and other information originally delivered with respect to the fiscal year of the Borrower ended December 28, 2002 arising from the completion of the audit of the financial statements described in clause (i) of this subsection (b) and (B) a compliance certificate substantially in the form of Exhibit K hereto which shall detail any deviations from the compliance certificate with respect to such fiscal year ended December 28, 2002 previously delivered pursuant to Section 8.01(e) arising from the completion of the audit of the financial statements described in clause (i) of this subsection (b) and (II) for the avoidance of doubt, the financial information described in clauses (ii) through (iv) of this subsection (b) shall not be required to be audited”.

                                2.             Section 10.04 of the Credit Agreement is hereby amended by inserting the following proviso before the semicolon appearing before the word “or” at the end thereof:

“, provided further that for the purposes of determining whether a Default or Event of Default has occurred pursuant to clause (i)(y) above solely as a result of the Borrower’s or any of its Subsidiaries’ failure to provide holders of Indebtedness (other than the Obligations) or the SEC audited financial statements of (or similar to) the type required to be delivered pursuant to Sections 8.01(a) or 8.01(b) during the period from the First Amendment Effective Date through June 15, 2003, the $5,000,000 limitation contained in the immediately preceding proviso shall be deemed to be $17,500,000 (it being understood and agreed that this proviso shall not be applicable (1) to any other Default or Event of Default arising under clause (i)(y) above or any Default or Event of Default arising under clause (i)(x) or (ii) of this Section 10.04 or (2) at any time after June 15, 2003)”.

3.             The definition of “Material Adverse Effect” appearing in Section 11.01 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

“It being understood and agreed that the investigation initiated by the SEC as disclosed in the Borrower’s 8-Ks dated November 8, 2002 and January 28, 2003 does not, in and of itself, constitute a Material Adverse Effect, although any adverse change or effect after the First Amendment Effective Date in such investigation or resulting therefrom or related thereto shall be taken into consideration in determining whether a Material Adverse Effect has occurred.”

4.             Section 11.01 of the Credit Agreement is hereby further amended by inserting the following new definition in the appropriate alphabetical order:

“First Amendment Effective Date” shall mean the date of the effectiveness of the First Amendment to this Agreement dated as of March 21, 2003.

5.             In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that, both before and after giving effect to this Amendment, (x) no Default or Event of Default exists on the First Amendment Effective Date (as defined below) and (y) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents shall be true and correct in all material respects on the date hereof and on the First Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (is being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

6.             In order to further induce the Lenders to enter into this Amendment, the Borrower hereby agrees to pay to the Administrative Agent for the ratable benefit of each Lender which executes and delivers to the Administrative Agent a counterpart of this Amendment on or before 5:00 p.m. (New York time) on March 27, 2003, a fee equal to .50% of the sum of (I) such Lender’s Revolving Loan Commitment on the First Amendment Effective Date and (II) the aggregate outstanding principal amount of such Lender’s Term Loans on the First Amendment Effective Date.

7.             This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document, and the Administrative Agent and the Lenders hereby reserve all of their rights and remedies otherwise available to them under the Credit Agreement (as modified by this Amendment), the Credit Documents and applicable law.

8.             This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

9.             THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

10.           This Amendment shall become effective on the date (the “First Amendment Effective Date”) when (i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) all fees and other compensation contemplated hereby and payable to the Administrative Agent or the Lenders shall have been paid to the extent due.

11.           From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

*     *     *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

NASH-FINCH COMPANY

By		/s/Robert B. Dimond
	Name:	Robert B. Dimond
	Title:	Executive VP & CFO

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), Individually and as Administrative Agent

By		/s/Marco Orlando
	Name:	Marco Orlando
	Title:	Director

GENERAL ELECTRIC CAPITAL CORPORATION

By		/s/Leanne C. Manning
	Name:	Leanne C. Manning
	Title:	Duly Authorized Signatory

HARRIS TRUST AND SAVINGS BANK

By		/s/C. Scott Place
	Name:	C. Scott Place
	Title:	Vice President

US BANK NATIONAL ASSOCIATION

By		/s/Elliot Jaffee
	Name:	Elliot Jaffee
	Title:	Senior Vice President

NATIONAL CITY BANK

By		/s/Thomas E. Redmond
	Name:	Thomas E. Redmond
	Title:	Vice President

GMAC Commercial Credit LLC

By		/s/Steven J. Brown
	Name:	Steven J. Brown
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH

By		/s/Patrick McCue
	Name:	Patrick McCue
	Title:	Vice President & Manager

Transamerica Business Capital Corporation

By		/s/Steve K. Goetschius
	Name:	Steve K. Goetschius
	Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By		/s/Ann Pifer
	Name:	Ann Pifer
	Title:	First Vice President

2